Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, post effective amendment of our report dated February 15, 2021 relating to the consolidated financial statements which appeared in NewHydrogen Inc.’s Annual Report on Form 10-K for the years ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPA’s, PLLC

Houston, TX

September 28, 2021